Exhibit 99

Butler National Corporation Seeks Supplemental Type Certificate for New Garmin Navigation and Communications System

OLATHE, KANSAS, October 10, 2011, - Butler National Corporation (OTC QB: BUKS), a leader in the growing global market for structural modification, maintenance, repair and overhaul (MRO) announced it is working to obtain a Supplemental Type Certificate (STC) for installation of the new Garmin GTN Series of GPS, Navigation and Communications Systems.  The initial installation will be dual GTN 750 in a Lear 24B.

“This is an outstanding growth opportunity for our Kings Avionics subsidiary,” said Clark Stewart, President and CEO.  “The STC for Garmin’s new GTN series allows us to tap into a sizable international upgrade market.  Our initial focus will be on upgrades to the Lear 20 series, Lear 30 series, and Lear 50 series airplanes.  There are over 800 of these Learjets flying.  This may provide a significant avionics upgrade alternative to a number of other Part 25 airplanes.”

The Garmin GTN Series features intuitive touchscreen controls and a large-screen display.  These units have the potential to give pilots unprecedented access to high-resolution terrain mapping, graphical flight planning, geo-referenced charting, traffic display, and satellite weather.

Our Business:

Butler National Corporation operates in the Aerospace and Services business segments.  The Aerospace segment focuses on the manufacturing of support systems for commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft.  Services include electronic monitoring of water pumping stations, temporary employee services, gaming services and administrative management services.

Forward-Looking Information:

The information set forth above includes "forward-looking statements" as outlined in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934.  Words such as "anticipate," "estimate," "expect," "project," "intend," "may," "plan," "predict," "believe," "should" and similar words or expressions are intended to identify forward-looking statements.  Investors should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.  All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements.  These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K, incorporated herein by reference.  Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:
Humanity Worldwide Capital Group	Ph (914) 479-9060
Lou Albert Rodriguez
lou.albert@humanityworldwide.com
www.humanityworldwide.com

Jim Drewitz, Public Relations	Ph (830) 669-2466
jim@jdcreativeoptions.com

Butler National Corporation Investor Relations	Ph (913) 780-9595

THE WORLDWIDE WEB:

Please review www.butlernational.com for pictures of our products and details about Butler National Corporation and its subsidiaries.